                                                                    EXHIBIT 23.5


                                LETTER OF CONSENT


We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on
Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our firm name and our reports providing estimates of a portion of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000, September 30, 2000, and March 31, 2001, which appears in the December 31, 2002 annual report on Form 10-K of Devon Energy Corporation.


                                                     GILBERT LAUSTSEN JUNG
                                                     ASSOCIATES LTD.



                                                     /s/  Dana B. Laustsen
                                                     ---------------------------
                                                     Dana B. Laustsen, P. Eng.
                                                     Executive Vice-President


Calgary, Alberta
March 6, 2003